                                                                  EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


          We consent to the reference to our firm under the caption "Experts," and to the use of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, included in the Proxy Statement/Prospectus and Registration Statement of AVCOM International, Inc. and Signature Resorts, Inc. (Form S-4 No. 333-____) for the registration of 1,498,400 shares of common stock of Signature Resorts, Inc.


                                         Ernst & Young, LLP

     Phoenix, Arizona
     November 13, 1996

                                                                    EXHIBIT 23.4

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts", under the caption "Selected Financial Data" and to the use of our report dated March 8, 1996 in the Registration Statement Form S-4 and related Prospectus of Signature Resorts, Inc. for the registration of 1,494,957 shares of its common stock.

                                                               Ernst & Young LLP


Los Angeles, California
November 12, 1996